Exhibit 10.2

***Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS
OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30

1. REQUISITION NUMBER: NM-AN0000-23-01839
PAGE 1 OF 32

2. CONTRACT NO.: 1305M223DNMAN0071
3. AWARD/EFFECTIVE DATE: SEP 01, 2023
4. ORDER NUMBER:
5. SOLICITATION NUMBER: 1305M223QNMAN0071
6. SOLICITATION ISSUE DATE: MAY 26, 2023

7. FOR SOLICITATION INFORMATION CALL:
a. NAME: AMY L. MCLIVERTY, amy.l.mcliverty@noaa.gov
b. TELEPHONE NUMBER (No collect calls): 757-441-3426
8. OFFER DUE DATE/LOCAL TIME: JUL 7, 2023 12:00PM EST

9. ISSUED BY CODE AJF10001
ACQUISITION AND GRANTS OFFICE
EASTERN ACQ DIV NORFOLK
FED BLDG 200 GRANBY ST STE 815
NORFOLK VA 23510

10. THIS ACQUISITION IS ☐ UNRESTRICTED OR ☒ SET ASIDE: 100 % FOR:
☒ SMALL BUSINESS
☐ HUBZONE SMALL BUSINESS
☐ SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS
☐ WOMEN-OWNED SMALL BUSINESS (WOSB) ELIGIBLE UNDER THE WOMEN-OWNED SMALL BUSINESS PROGRAM
☐ EDWOSB
☐ 8 (A)
NAICS: 541990
SIZE STANDARD: 19.5

11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED ☐ SEE SCHEDULE
12. DISCOUNT TERMS
13a. ☐ THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)
13b. RATING
14. METHOD OF SOLICITATION ☒ RFQ ☐ IFB ☐ RFP

15. DELIVER TO CODE NMAN0001
Uncrewed Operations Center HQ
1315 East West Hwy
SSMC3 10th Floor
Silver Spring MD 20910

16. ADMINISTERED BY CODE AJF10001
ACQUISITION AND GRANTS OFFICE
EASTERN ACQ DIV NORFOLK
FED BLDG 200 GRANBY ST STE 815
NORFOLK VA 23510

17a. CONTRACTOR/OFFEROR CODE 00034875 FACILITY CODE
OCEAN POWER TECHNOLOGIES, INC.
28 ENGELHARD DRIVE
MONROE TOWNSHIP NJ 08831

CAGE: 04EP7
TIN: 222535818 UEI: QMEHBTKWMQG3
TELEPHONE NO.

18a. PAYMENT WILL BE MADE BY CODE AJ200012
NOAA FINANCE OFFICE
BLDG. SSMC3
1315 EAST WEST HWY
SILVER SPRING MD 20910

17b. ☐ CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER
18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED ☒ SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	The Contractor shall provide OMAO/UxSOC, UMS for Ocean Exploration and Charcterization, as provided in Attachment A Statement of Work; Attachment B Schedule of Items and Prices.				

(Use Reverse and/or Attach Additional Sheets as Necessary)

25. ACCOUNTING AND APPROPRIATION DATA: See Schedule
26. TOTAL AWARD AMOUNT (For Govt. Use Only): $2,500.00

☐ 27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.212-4. FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA ☐ ARE ☐ ARE NOT ATTACHED
☐ 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA ☐ ARE ☒ ARE NOT ATTACHED

☐ 28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ____ COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED

☐ 29. AWARD OF CONTRACT: REF. ________ OFFER DATED ________. YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS:

30a. SIGNATURE OF OFFEROR/CONTRACTOR
31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
Jana Kolb

30b. NAME AND TITLE OF SIGNER (Type or print)
30c. DATE SIGNED
31b. NAME OF CONTRACTING OFFICER (Type or print)
JANA KOLB 757-441-3344
JANA.KOLB@NOAA.GOV
31c. DATE SIGNED: 08/31/2023

STANDARD FORM 1449

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

32a. QUANTITY IN COLUMN 21 HAS BEEN

☐ RECEIVED ☐ INSPECTED ☐ ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED:

32b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE	32c. DATE	32d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE
32e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE		32f. TELPHONE NUMBER OF AUTHORZED GOVERNMENT REPRESENTATIVE
		32g. E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE

33. SHIP NUMBER	34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR	36. PAYMENT	37. CHECK NUMBER
PARTIAL / FINAL			☐ COMPLETE ☐ PARTIAL ☐ FINAL	
38. S/R ACCOUNT NO.	39. S/R VOUCHER NUMBER	40. PAID BY		

41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT		42a. RECEIVED BY *(Print)*	
41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c. DATE	42b. RECEIVED AT *(Location)*	
		42c. DATE REC'D *(YY/MM/DD)*	42d. TOTAL CONTAINERS

STANDARD FORM 1449 (REV. 2/2012) **BACK**

1305M223DNMAN0071

Attachment Page

SECTION II

CONTRACT TERMS AND CONDITIONS

1.	FEDERAL ACQUISITION REGULATION (FAR) 52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at these addresses:

Federal Acquisition Regulation (FAR) - http://www.acquisition.gov

Commerce Acquisition Regulation (CAR) – https://www.acquisition.gov/car

The following clauses are incorporated by reference:

Clause No.	Clause Title	Date
FAR 52.203-3	Gratuities	APR 1984
FAR 52.203-12	Limitation On Payments To Influence Certain Federal Transactions	JUN 2020
FAR 52.203-17	Contractor Employee Whistleblower Rights and Requirement to Inform Employees of Whistleblower Rights.	JUN 2020
FAR 52.204-4	Printed Or Copied Double-Sided On Postconsumer Fiber Content Paper	MAY 2011
FAR 52.204-13	System For Award Management Maintenance	OCT 2018
FAR 52.204-18	Commercial And Government Entity Code Management	AUG 2020
CAR 1352.201-70	Contracting Officer’s Authority	APR 2010
CAR 1352.209-73	Compliance With The Laws	APR 2010
CAR 1352.209-74	Organizational Conflict of Interest	APR 2010
CAR 1352.216-74	Task Orders	APR 2010

2.	FAR 52.212-4 CONTRACT TERMS AND CONDITIONS – COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES (DEC 2022) WITH ADDENDA

(a) Inspection/Acceptance. The Contractor shall only tender for acceptance those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. If repair/replacement or reperformance will not correct the defects or is not possible, the Government may seek an equitable price reduction or adequate consideration for acceptance of nonconforming supplies or services. The Government must exercise its post-acceptance rights-

(1) Within a reasonable time after the defect was discovered or should have been discovered; and

(2) Before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.

(b) Assignment. The Contractor or its assignee may assign its rights to receive payment due as a result of performance of this contract to a bank, trust company, or other financing institution, including any Federal lending agency in accordance with the Assignment of Claims Act ( 31 U.S.C. 3727). However, when a third party makes payment (e.g., use of the Governmentwide commercial purchase card), the Contractor may not assign its rights to receive payment under this contract.

(c) Changes. Changes in the terms and conditions of this contract may be made only by written agreement of the parties.

(d) Disputes. This contract is subject to 41 U.S.C. chapter 71, Contract Disputes. Failure of the parties to this contract to reach agreement on any request for equitable adjustment, claim, appeal or action arising under or relating to this contract shall be a dispute to be resolved in accordance with the clause at Federal Acquisition Regulation (FAR) 52.233-1, Disputes, which is incorporated herein by reference. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any dispute arising under the contract.

SECTION II

CONTRACT TERMS AND CONDITIONS

(e) Definitions. The clause at FAR 52.202-1, Definitions, is incorporated herein by reference.

(f) Excusable delays. The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence. (g) Invoice.

(1) The Contractor shall submit an original invoice and three copies (or electronic invoice, if authorized) to the address designated in the contract to receive invoices. An invoice must include-

(i) Name and address of the Contractor;

(ii) Invoice date and number;

(iii) Contract number, line item number and, if applicable, the order number;

(iv) Description, quantity, unit of measure, unit price and extended price of the items delivered;

(v) Shipping number and date of shipment, including the bill of lading number and weight of shipment if shipped on Government bill of lading;

(vi) Terms of any discount for prompt payment offered;

(vii) Name and address of official to whom payment is to be sent;

(viii) Name, title, and phone number of person to notify in event of defective invoice; and

(ix) Taxpayer Identification Number (TIN). The Contractor shall include its TIN on the invoice only if required elsewhere in this contract.

(x) Electronic funds transfer (EFT) banking information.

(A) The Contractor shall include EFT banking information on the invoice only if required elsewhere in this contract.

(B) If EFT banking information is not required to be on the invoice, in order for the invoice to be a proper invoice, the Contractor shall have submitted correct EFT banking information in accordance with the applicable solicitation provision, contract clause (e.g., 52.232-33, Payment by Electronic Funds Transfer-System for Award Management, or 52.232-34, Payment by Electronic Funds Transfer-Other Than System for Award Management), or applicable agency procedures.

(C) EFT banking information is not required if the Government waived the requirement to pay by EFT.

(2) Invoices will be handled in accordance with the Prompt Payment Act ( 31 U.S.C.3903) and Office of Management and Budget (OMB) prompt payment regulations at 5 CFR Part 1315.

(h) Patent indemnity. The Contractor shall indemnify the Government and its officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the performance of this contract, provided the Contractor is reasonably notified of such claims and proceedings.

SECTION II

CONTRACT TERMS AND CONDITIONS

(i) Payment.-

(1) Items accepted. Payment shall be made for items accepted by the Government that have been delivered to the delivery destinations set forth in this contract.

(2) Prompt payment. The Government will make payment in accordance with the Prompt Payment Act ( 31 U.S.C.3903) and prompt payment regulations at 5 CFR Part 1315.

(3) Electronic Funds Transfer (EFT). If the Government makes payment by EFT, see 52.2125(b) for the appropriate EFT clause.

(4) Discount. In connection with any discount offered for early payment, time shall be computed from the date of the invoice. For the purpose of computing the discount earned, payment shall be considered to have been made on the date which appears on the payment check or the specified payment date if an electronic funds transfer payment is made.

(5) Overpayments. If the Contractor becomes aware of a duplicate contract financing or invoice payment or that the Government has otherwise overpaid on a contract financing or invoice payment, the Contractor shall-

(i) Remit the overpayment amount to the payment office cited in the contract along with a description of the overpayment including the-

(A) Circumstances of the overpayment (e.g., duplicate payment, erroneous payment, liquidation errors, date(s) of overpayment);

(B) Affected contract number and delivery order number, if applicable;

(C) Affected line item or subline item, if applicable; and (D) Contractor point of contact.

(ii) Provide a copy of the remittance and supporting documentation to the Contracting Officer.

(6) Interest.

(i) All amounts that become payable by the Contractor to the Government under this contract shall bear simple interest from the date due until paid unless paid within 30 days of becoming due. The interest rate shall be the interest rate established by the Secretary of the Treasury as provided in 41 U.S.C. 7109, which is applicable to the period in which the amount becomes due, as provided in (i)(6)(v) of this clause, and then at the rate applicable for each six-month period as fixed by the Secretary until the amount is paid.

(ii) The Government may issue a demand for payment to the Contractor upon finding a debt is due under the contract.

(iii) Final decisions. The Contracting Officer will issue a final decision as required by 33.211 if–

(A) The Contracting Officer and the Contractor are unable to reach agreement on the existence or amount of a debt within 30 days;

(B) The Contractor fails to liquidate a debt previously demanded by the Contracting Officer within the timeline specified in the demand for payment unless the amounts were not repaid because the Contractor has requested an installment payment agreement; or

(C) The Contractor requests a deferment of collection on a debt previously demanded by the Contracting Officer (see 32.607-2).

(iv) If a demand for payment was previously issued for the debt, the demand for payment included in the final decision shall identify the same due date as the original demand for payment.

(v) Amounts shall be due at the earliest of the following dates:

(A) The date fixed under this contract.

(B) The date of the first written demand for payment, including any demand for payment resulting from a default termination.

(vi) The interest charge shall be computed for the actual number of calendar days involved beginning on the due date and ending on-

(A) The date on which the designated office receives payment from the Contractor;

(B) The date of issuance of a Government check to the Contractor from which an amount otherwise payable has been withheld as a credit against the contract debt; or

SECTION II

CONTRACT TERMS AND CONDITIONS

(C) The date on which an amount withheld and applied to the contract debt would otherwise have become payable to the Contractor.

(vii) The interest charge made under this clause may be reduced under the procedures prescribed in FAR 32.608-2 in effect on the date of this contract.

(j) Risk of loss. Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract shall remain with the Contractor until, and shall pass to the Government upon:

(1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin; or

(2) Delivery of the supplies to the Government at the destination specified in the contract, if transportation is f.o.b. destination.

(k) Taxes. The contract price includes all applicable Federal, State, and local taxes and duties.

(l) Termination for the Government’s convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Contractor can demonstrate to the satisfaction of the Government using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor’s records. The Contractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided.

(m) Termination for cause. The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

(n) Title. Unless specified elsewhere in this contract, title to items furnished under this contract shall pass to the Government upon acceptance, regardless of when or where the Government takes physical possession.

(o) Warranty. The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.

(p) Limitation of liability. Except as otherwise provided by an express warranty, the Contractor will not be liable to the Government for consequential damages resulting from any defect or deficiencies in accepted items.

(q) Other compliances. The Contractor shall comply with all applicable Federal, State and local laws, executive orders, rules and regulations applicable to its performance under this contract.

(r) Compliance with laws unique to Government contracts. The Contractor agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. chapter 37, Contract Work Hours and Safety Standards; 41 U.S.C. chapter 87, Kickbacks; 41 U.S.C. 4712 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. chapter 21 relating to procurement integrity.

(s) Order of precedence. Any inconsistencies in this solicitation or contract shall be resolved by giving precedence in the following order:

(1) The schedule of supplies/services.

(2) The Assignments, Disputes, Payments, Invoice, Other Compliances, Compliance with Laws Unique to Government Contracts, and Unauthorized Obligations paragraphs of this clause;

(3) The clause at 52.212-5.

(4) Addenda to this solicitation or contract, including any license agreements for computer software.

(5) Solicitation provisions if this is a solicitation.

(6) Other paragraphs of this clause.

(7) The Standard Form 1449.

(8) Other documents, exhibits, and attachments.

(9) The specification.

(t) [Reserved]

(u) Unauthorized Obligations.

(1) Except as stated in paragraph (u)(2) of this clause, when any supply or service acquired under this contract is subject to any End User License Agreement (EULA), Terms of Service (TOS), or similar legal instrument or agreement, that includes any clause requiring the Government to indemnify the Contractor or any person or entity for damages, costs, fees, or any other loss or liability that would create an AntiDeficiency Act violation (31 U.S.C. 1341), the following shall govern:

(i) Any such clause is unenforceable against the Government.

(ii) Neither the Government nor any Government authorized end user shall be deemed to have agreed to such clause by virtue of it appearing in the EULA, TOS, or similar legal instrument or agreement. If the EULA, TOS, or similar legal instrument or agreement is invoked through an “I agree” click box or other comparable mechanism (e.g., “click-wrap” or “browse-wrap” agreements), execution does not bind the Government or any Government authorized end user to such clause.

(iii) Any such clause is deemed to be stricken from the EULA, TOS, or similar legal instrument or agreement.

(2) Paragraph (u)(1) of this clause does not apply to indemnification by the Government that is expressly authorized by statute and specifically authorized under applicable agency regulations and procedures.

(v) Incorporation by reference. The Contractor’s representations and certifications, including those completed electronically via the System for Award Management (SAM), are incorporated by reference into the contract.

(End of clause)

SECTION II

CONTRACT TERMS AND CONDITIONS

ADDENDUM TO FAR 52.212-4 CONTRACT TERMS AND CONDITIONS – COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES (DEC 2022)

A.	FAR 52.216-18 ORDERING (AUG 2020)

(a) Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individual designated in the Schedule. Such orders may be issued three years from date of award.

(b) All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

(c) A delivery order or task order is considered “issued” when—

(1) If sent by mail (includes transmittal by U.S. mail or private delivery service), the Government deposits the order in the mail;

(2) If sent by fax, the Government transmits the order to the Contractor’s fax number; or

(3) If sent electronically, the Government either—

(i) Posts a copy of the delivery order or task order to a Government document access system, and notice is sent to the Contractor; or

(ii) Distributes the delivery order or task order via email to the Contractor’s email address.

(d) Orders may be issued by methods other than those enumerated in this clause only if authorized in the contract.

(End of clause)

B.	FAR 52.216-19 ORDER LIMITATIONS (OCT 1995)

(a) Minimum order. When the Government requires supplies or services covered by this contract in an amount of less than $2,000.00 the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

(b) Maximum order. The Contractor is not obligated to honor-

(1) Any order for a single item in excess of $1,000,000.00;

(2) Any order for a combination of items in excess of $1,000,000.00; or

(3) A series of orders from the same ordering office within seven (7) days that together call for quantities exceeding the limitation in paragraph (b)(1) or (2) of this section.

(c) If this is a requirements contract (i.e., includes the Requirements clause at subsection 52.216-21 of the Federal Acquisition Regulation (FAR)), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum-order limitations in paragraph (b) of this section.

(d) Notwithstanding paragraphs (b) and (c) of this section, the Contractor shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within seven (7) days after issuance, with written notice stating the Contractor’s intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, the Government may acquire the supplies or services from another source.

(End of clause)

SECTION II

CONTRACT TERMS AND CONDITIONS

C.	FAR 52.216-22 INDEFINITE QUANTITY (OCT 1995)

(a)	This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b)	Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the “maximum.” The Government shall order at least the quantity of supplies or services designated in the Schedule as the “minimum.”

(c)	Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d)	Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor’s and Government’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract’s effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after one (1) year after the contract expiration.

(End of clause)

SECTION II

CONTRACT TERMS AND CONDITIONS

D.	FAR 52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 30 days prior to the expiration of the current task order period of performance.

Inclusion of FAR clause 52.217-8, Option to Extend Services, in the solicitation and resultant contract is for use by the Government as outlined at FAR 37.111, Extension of Services. The option will be exercised as needed at any time during the life of the contract using the rates applicable at the time of exercise. (End of clause)

E.	FAR 52.227-14 RIGHTS IN DATA-GENERAL (MAY 2014)

(a) Definitions. As used in this clause-

Computer database or “database means” a collection of recorded information in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

Computer software-

(1) Means

(i) Computer programs that comprise a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations; and

(ii) Recorded information comprising source code listings, design details, algorithms, processes, flow charts, formulas, and related material that would enable the computer program to be produced, created, or compiled.

(2) Does not include computer databases or computer software documentation.

Computer software documentation means owner’s manuals, user’s manuals, installation instructions, operating instructions, and other similar items, regardless of storage medium, that explain the capabilities of the computer software or provide instructions for using the software.

Data means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to contract administration, such as financial, administrative, cost or pricing, or management information.

Form, fit, and function data means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, and data identifying source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements. For computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithms, processes, formulas, and flow charts of the software.

SECTION II

CONTRACT TERMS AND CONDITIONS

Limited rights means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of paragraph (g)(3) if included in this clause.

Limited rights data means data, other than computer software, that embody trade secrets or are commercial or financial and confidential or privileged, to the extent that such data pertain to items, components, or processes developed at private expense, including minor modifications.

Restricted computer software means computer software developed at private expense and that is a trade secret, is commercial or financial and confidential or privileged, or is copyrighted computer software, including minor modifications of the computer software.

Restricted rights, as used in this clause, means the rights of the Government in restricted computer software, as set forth in a Restricted Rights Notice of paragraph (g) if included in this clause, or as otherwise may be provided in a collateral agreement incorporated in and made part of this contract, including minor modifications of such computer software.

Technical data means recorded information (regardless of the form or method of the recording) of a scientific or technical nature (including computer databases and computer software documentation). This term does not include computer software or financial, administrative, cost or pricing, or management data or other information incidental to contract administration. The term includes recorded information of a scientific or technical nature that is included in computer databases (See 41 U.S.C. 116).

Unlimited rights means the rights of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

(b) Allocation of rights.

(1) Except as provided in paragraph (c) of this clause, the Government shall have unlimited rights in-

(i) Data first produced in the performance of this contract;

(ii) Form, fit, and function data delivered under this contract;

(iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this contract; and

(iv) All other data delivered under this contract unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) of this clause.

(2) The Contractor shall have the right to-

(i) Assert copyright in data first produced in the performance of this contract to the extent provided in paragraph (c)(1) of this clause;

(ii) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, unless provided otherwise in paragraph (d) of this clause;

(iii) Substantiate the use of, add, or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) of this clause; and

(iv) Protect from unauthorized disclosure and use those data that are limited rights data or restricted computer software to the extent provided in paragraph (g) of this clause.

SECTION II

CONTRACT TERMS AND CONDITIONS

(c) Copyright-

(1) Data first produced in the performance of this contract.

(i) Unless provided otherwise in paragraph (d) of this clause, the Contractor may, without prior approval of the Contracting Officer, assert copyright in scientific and technical articles based on or containing data first produced in the performance of this contract and published in academic, technical or professional journals, symposia proceedings, or similar works. The prior, express written permission of the Contracting Officer is required to assert copyright in all other data first produced in the performance of this contract.

(ii) When authorized to assert copyright to the data, the Contractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402, and an acknowledgment of Government sponsorship (including contract number).

(iii) For data other than computer software, the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable, worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly by or on behalf of the Government. For computer software, the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable, worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly (but not to distribute copies to the public) by or on behalf of the Government.

(2) Data not first produced in the performance of this contract. The Contractor shall not, without the prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data not first produced in the performance of this contract unless the Contractor-

(i) Identifies the data; and

(ii) Grants to the Government, or acquires on its behalf, a license of the same scope as set forth in paragraph (c)(1) of this clause or, if such data are restricted computer software, the Government shall acquire a copyright license as set forth in paragraph (g)(4) of this clause (if included in this contract) or as otherwise provided in a collateral agreement incorporated in or made part of this contract.

(3) Removal of copyright notices. The Government will not remove any authorized copyright notices placed on data pursuant to this paragraph (c), and will include such notices on all reproductions of the data.

(d) Release, publication, and use of data. The Contractor shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, except-

(1) As prohibited by Federal law or regulation (e.g., export control or national security laws or regulations);

(2) As expressly set forth in this contract; or

(3) If the Contractor receives or is given access to data necessary for the performance of this contract that contain restrictive markings, the Contractor shall treat the data in accordance with such markings unless specifically authorized otherwise in writing by the Contracting Officer.

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(e) Unauthorized marking of data.

(1) Notwithstanding any other provisions of this contract concerning inspection or acceptance, if any data delivered under this contract are marked with the notices specified in paragraph (g)(3) or (g) (4) if included in this clause, and use of the notices is not authorized by this clause, or if the data bears any other restrictive or limiting markings not authorized by this contract, the Contracting Officer may at any time either return the data to the Contractor, or cancel or ignore the markings. However, pursuant to 41 U.S.C. 4703, the following procedures shall apply prior to canceling or ignoring the markings.

(i) The Contracting Officer will make written inquiry to the Contractor affording the Contractor 60 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

(ii) If the Contractor fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 60-day period (or a longer time approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

(iii) If the Contractor provides written justification to substantiate the propriety of the markings within the period set in paragraph (e)(1)(i) of this clause, the Contracting Officer will consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Contractor will be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer will furnish the Contractor a written determination, which determination will become the final agency decision regarding the appropriateness of the markings unless the Contractor files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer’s decision. The Government will continue to abide by the markings under this paragraph (e)(1)(iii) until final resolution of the matter either by the Contracting Officer’s determination becoming final (in which instance the Government will thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

(2) The time limits in the procedures set forth in paragraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act ( 5 U.S.C. 552) if necessary to respond to a request thereunder.

(3) Except to the extent the Government’s action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Contractor is not precluded by paragraph (e) of the clause from bringing a claim, in accordance with the Disputes clause of this contract, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this contract.

(f) Omitted or incorrect markings.

(1) Data delivered to the Government without any restrictive markings shall be deemed to have been furnished with unlimited rights. The Government is not liable for the disclosure, use, or reproduction of such data.

(2) If the unmarked data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer in writing for good cause shown) after delivery of the data, permission to have authorized notices placed on the data at the Contractor’s expense. The Contracting Officer may agree to do so if the Contractor-

(i) Identifies the data to which the omitted notice is to be applied;

(ii) Demonstrates that the omission of the notice was inadvertent;

(iii) Establishes that the proposed notice is authorized; and

(iv) Acknowledges that the Government has no liability for the disclosure, use, or reproduction of any data made prior to the addition of the notice or resulting from the omission of the notice.

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(3) If data has been marked with an incorrect notice, the Contracting Officer may-

(i) Permit correction of the notice at the Contractor’s expense if the Contractor identifies the data and demonstrates that the correct notice is authorized; or (ii) Correct any incorrect notices.

(g) Protection of limited rights data and restricted computer software.

(1) The Contractor may withhold from delivery qualifying limited rights data or restricted computer software that are not data identified in paragraphs (b)(1)(i), (ii), and (iii) of this clause. As a condition to this withholding, the Contractor shall-

(i) Identify the data being withheld; and

(ii) Furnish form, fit, and function data instead.

(2) Limited rights data that are formatted as a computer database for delivery to the Government shall be treated as limited rights data and not restricted computer software.

(3) [Reserved]

(h) Subcontracting. The Contractor shall obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor’s obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government those rights, the Contractor shall promptly notify the Contracting Officer of the refusal and shall not proceed with the subcontract award without authorization in writing from the Contracting Officer.

(i) Relationship to patents or other rights. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(End of clause)

F.	CAR 1352.201-72 CONTRACTING OFFICER’S REPRESENTATIVE (COR) (APR 2010)

(a) PaTrina Gregory is hereby designated as the Contracting Officer’s Representative (COR). The COR may be changed at any time by the Government without prior notice to the contractor by a unilateral modification to the contract. The COR is located at:

NOAA/OMAO/Uncrewed Operations Center (UxSOC)

1315 East West Hwy

SSMC3, 10th Floor Silver

Spring, MD 20910

Email: PatTrina.Gregory@noaa.gov

Phone: (202) 936-5998

(b) The responsibilities and limitations of the COR are as follows:

(1) The COR is responsible for the technical aspects of the contract and serves as technical liaison with the contractor. The COR is also responsible for the final inspection and acceptance of all deliverables and such other responsibilities as may be specified in the contract.

(2) The COR is not authorized to make any commitments or otherwise obligate the Government or authorize any changes which affect the contract price, terms or conditions. Any contractor request for changes shall be referred to the Contracting Officer directly or through the COR. No such changes shall be made without the express written prior authorization of the Contracting Officer. The Contracting Officer may designate assistant or alternate COR(s) to act for the COR by naming such assistant/alternate(s) in writing and transmitting a copy of such designation to the contractor.

(End of clause)

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CONTRACT TERMS AND CONDITIONS

G.	CAR 1352.216-75 MINIMUM AND MAXIMUM CONTRACT AMOUNTS (APR 2010)

During the term of the contract, the Government shall place orders totaling a minimum of $***. The amount of all orders shall not exceed $*** (To be shared among five (5) IDIQ Contract Holders). This maximum value will be shared by all contracts. Be advised that the Government anticipates making multiple awards. The guaranteed minimum amount of $*** applies to the 3-year ordering period, not each ordering period.

(End of clause)

H.	CAR 1352.216-76 PLACEMENT OF ORDERS (APR 2010)

(a) The contractor shall provide goods and/or services under this contract only as directed in orders issued by authorized individuals. In accordance with FAR 16.505, each order will include:

(1) Date of order;

(2) Contract number and order number;

(3) Item number and description, quantity, and unit price or estimated cost or fee;

(4) Delivery or performance date;

(5) Place of delivery or performance (including consignee);

(6) Packaging, packing, and shipping instructions, if any;

(7) Accounting and appropriation data;

(8) Method of payment and payment office, if not specified in the contract; (9) Any other pertinent information.

(b) In accordance with FAR 52.216–18, Ordering, the following individuals (or activities) are authorized to place orders against this contract:

Office	Point of Contact
NOAA/AGO/Eastern Acquisition Division	Amy McLiverty
200 Granby Street, Suite 815	757-441-3426
Norfolk, VA 23510	Amy.L.McLiverty@noaa.gov

(c) If multiple awards have been made, the contact information for the DOC task and delivery order ombudsman is AGOombudsman@noaa.gov.

(End of clause)

I.	CAR 1352.246-70 PLACE OF ACCEPTANCE (APR 2010)

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of supplies and services to be provided under this contract.

b.	The inspection and acceptance will be designated in individual task orders.

(End of clause)

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CONTRACT TERMS AND CONDITIONS

J.	CAR 1352.270-70 PERIOD OF PERFORMANCE (APR 2010)

(a) The Ordering period for this contract vehicle is three (3) years from date of award. This ordering period may be extended by an additional six (6) months under FAR 52.217-8, Option to Extend Services.

(End of clause)

K.	NOAA ACQUISITION MANUAL (NAM) 1330-52.203-70 SCIENTIFIC INTEGRITY AND RESEARCH MISCONDUCT (OCT 2012)

(a) Definitions. As used in this this solicitation and contract language –

Scientific activities mean activities that involve inventorying, monitoring, observations, experimentation, study, research, integration, modeling, and scientific assessment.

Scientific integrity means the condition resulting from adherence to professional values and practices when conducting and applying the results of science that ensures objectivity, clarity, and reproducibility, and that provides insulation from bias, fabrication, falsification, plagiarism, interference, censorship, and inadequate procedural and information security.

Presentation of scientific activities results includes the analysis, synthesis, compilation, or translation of scientific information and data into formats for the use of the Department of Commerce or the United States of America.

Scientific and Research Misconduct means fabrication, falsification, or plagiarism in proposing, performing, or reviewing scientific and research activities, or in the products or reporting of the results of these activities. It specifically includes intentional circumvention of the integrity of the scientific and research process and actions that compromise that process, but does not include honest error or differences of opinion.

Investigation is formal collection and evaluation of information and facts to determine if scientific or research misconduct can be established, to assess its extent and consequences, and to recommend appropriate action.

(b) General Guidelines

1. Maintaining Integrity. The contractor shall maintain the scientific integrity of research performed pursuant to this contract award including the prevention, detection, and remediation of research misconduct, and the conduct of inquiries, investigations and adjudication of allegations of research misconduct.

2. In performing or presenting the results of scientific activities under the contract, and in responding to allegations of scientific and research misconduct, the contractor shall comply with the solicitation and contract language herein and NOAA Administrative Order (NAO) 202-735D, Scientific Integrity, and its Procedural Handbook, including any amendments thereto.

3. Primary Responsibility. The contractor shall have the primary responsibility to prevent, detect, and investigate allegations of scientific and research misconduct. Unless otherwise instructed by the contracting officer, the contractor shall promptly conduct an initial inquiry into any allegation of such misconduct and may rely on its internal policies and procedures, as appropriate, to do so.

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CONTRACT TERMS AND CONDITIONS

4. By executing this contract, the contractor provides its assurance that it has established an administrative process for performing an inquiry, investigating, and reporting allegations of scientific and research misconduct; and that it will comply with its own administrative process for performing an inquiry, investigation and reporting of such misconduct.

5. The contractor shall insert the substance of this requirement in subcontracts at all tiers that involve research being performed under this contract.

(c) Investigating Misconduct Research

1. Initiating Investigation. If the contractor determines that there is sufficient evidence to proceed to an investigation, it shall notify the contracting officer and, unless otherwise instructed, the contractor shall:

A. Promptly conduct an investigation to develop a complete factual record and an examination of such record leading to either a finding of scientific and research misconduct and an identification of appropriate remedies or a determination that no further action is warranted.

B. If the investigation leads to a finding of scientific and research misconduct, obtain adjudication by a neutral third party adjudicator. The adjudication must include a review of the investigative record and, as warranted, a determination of appropriate corrective actions and sanctions.

2. Finalizing Investigation. When the investigation is complete, the contractor shall forward to the contracting officer a copy of the evidentiary record, the investigative report, any recommendations made to the Contractor’s adjudicating official, the adjudicating official’s decision and notification of any corrective action taken or planned, and the subject’s written response (if any).

(d) Findings and Corrective Actions

1. If the contractor finds that scientific and research misconduct has occurred, it shall assess the seriousness of the misconduct and its impact on the research completed or in process and shall:

i.	Take all necessary corrective actions, which includes, but are not limited to, correcting the research record, and, as appropriate, imposing restrictions, controls, or other parameters on research in process or to be conducted in the future, and

ii.	Coordinate remedial action with the contracting officer.

(e) Department of Commerce Actions

1. The Department of Commerce may accept the Contractor’s findings or proceed with its own investigation, in which case the contractor shall fully cooperate with the investigation. The contracting officer will inform the contractor of the Department’s final determination.

2. The Department of Commerce reserves the right to pursue such remedies and other actions as it deems appropriate, consistent with the terms and conditions of the contract and applicable laws and regulations. Such remedies and actions may include, but are not limited to, disallowance of costs, recoupment of contract payments, and suspension or debarment.

(End of Clause)

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CONTRACT TERMS AND CONDITIONS

L.	NAM 1330-52.203-71 NOTICE OF POST-GOVERNMENT EMPLOYMENT RESTRICTIONS (OCT 2015)

By submission of an offer in response to a NOAA solicitation or acceptance of a contract, the contractor acknowledges the restriction on current NOAA employees regarding contact with offerors regarding prospective employment and the corresponding obligations for contractors who engage them. The contractor further acknowledges that it has provided notice to former NOAA employees who will provide service to NOAA under the contract of post-Government employment restrictions that apply to them. Such restrictions include, but are not limited to, those set forth in:

(a) 41 U.S.C. § 2103 regarding contacts between a federal employee working on a procurement and an offeror about prospective employment;

(b) 18 U.S.C. § 207 regarding the restrictions on former federal employees having contact with a federal agency on behalf of another person or entity concerning a specific party matter with which the former employee was involved as a federal employee or for which the former federal employee had official responsibility;

(c) 18 U.S.C. § 207 regarding the restrictions on former senior employees and senior political employees from having contact with his former federal agency on behalf of another person or entity concerning any official matter; and

(d) 41 U.S.C. § 2104 regarding the restrictions on a former federal employee involved in an acquisition over $10,000,000 from accepting compensation from a contractor. (End of Clause)

M.	NAM 1330-52.215-70 SCHEDULE OF DELIVERABLES (SEPT 2005)

The following is a schedule of all deliverables, including administrative deliverables, required during the period of performance of this contract:

ITEM	DESCRIPTION	QTY	DUE DATE	DELIVERY TO	REFERENCE
1.	Annual Sexual Assault and Sexual Harassment (SASH) Training	For each contractor hired to the task order	30 days after task order award, then March 1 each calendar year thereafter	Contracting Officer (CO) and Contracting Officer’s Representative (COR)	RFQ Clause N
2.	Services as provided in in Individual Task Order.	As provided in individual TO	TO Specific	TO specific	Individual TO

(End of clause)

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CONTRACT TERMS AND CONDITIONS

N.	NAM 1330-52.222-70 NOAA SEXUAL ASSAULT AND SEXUAL HARASSMENT PREVENTION AND RESPONSE POLICY (MAY 2018)

In accordance with NOAA Administrative Order (NAO) 202-1106, NOAA Sexual Assault and Sexual Harassment Prevention and Response Policy, it is the policy of NOAA to maintain a work environment free from sexual assault and sexual harassment. NOAA prohibits sexual assault and sexual harassment by or of any employee, supervisor, manager, contractor, vendor, affiliate, or other individual with whom NOAA employees come into contact by the virtue of their work for NOAA.

(a) Definitions.

Contractor Employees - The term “contractor employees,” as used in this solicitation and contract language, refers to employees of the prime contractor or its subcontractors, affiliates, consultants, or team members.

Sexual Assault - The term sexual assault, as used in this solicitation and contract language, means any conduct proscribed by state or federal sexual abuse laws, including, but not limited to, those defined in chapter 109A of title 18 of the U.S. Code (sexual abuse), and assaults committed both by offenders who are strangers to the victim and by offenders who are known or related by blood or marriage to the victim.

Sexual Harassment - As defined by the Equal Employment Opportunity Commission, sexual harassment is a form of sex discrimination that violates Title VII of the Civil Rights Act of 1964. It includes unwelcome sexual advances, requests for sexual favors, and other verbal, non-verbal, or physical conduct of a sexual nature when any of the following are true:

●	Submission to such conduct is made either explicitly or implicitly as a term or condition of an individual’s employment;

●	Submission to or rejection of such conduct by an individual is used as the basis for employment decisions affecting such individual;

●	The conduct unreasonably interferes with an individual’s work performance or creates an intimidating, hostile, or offensive working environment.

The main characteristics of sexual harassment are that the harasser’s conduct is targeted against the recipient’s sex, gender identity, or sexual orientation, and is unwelcome to the recipient. It may include, but is not limited to: offensive jokes, slurs, epithets or name calling, undue attention, physical assaults or threats, unwelcome touching or contact, intimidation, ridicule or mockery, insults or put-downs, constant or unwelcome questions about an individual’s identity, and offensive objects or pictures.

(b) Requirements.

1.	It is the responsibility of the contractor to ensure that contractor employees maintain the highest degree of conduct and standards in performance of the contract. In support of this, NOAA urges its contractors to develop and enforce comprehensive company policy addressing sexual assault and sexual harassment.

2.	The contractor shall include wording substantially the same as this solicitation and contract language in every subcontract so that it is binding upon each subcontractor.

3.	If a contractor employee observes or is the object of sexual assault or sexual harassment, he or she is highly encouraged to report the matter, as soon as possible, to their immediate supervisor, the Contracting Officer’s Representative (COR), subset of the COR (e.g. Task Manager or Assistant COR), or contracting officer (CO) if a COR is not assigned to the contract. The contract employee may also contact the NOAA Civil Rights Office to obtain guidance on reporting instances of sexual assault or sexual harassment. If deemed necessary, the contractor employee may also report such instances to local law enforcement. In the case where the incident occurs while performing at a remote location, such as at sea or in the field (at a field camp or other isolated location) where the above referenced individuals are unavailable, the contractor employee should follow the reporting procedure set forth in NAO 202-1106, Section 6, .07, Reporting from Remote Locations.

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CONTRACT TERMS AND CONDITIONS

4.	Swift reporting allows NOAA and the contractor to take the appropriate measures to ensure that offensive behavior stops and the complainants’ needs are addressed.

5.	The COR (if assigned), CO, and contractor, where applicable, will work together to ensure appropriate action is taken in accordance with applicable laws and regulations, contract terms and conditions, and the contractor’s written policy (where applicable).

6.	The contractor shall provide all contractor employees assigned to perform under this contract with mandatory sexual assault and sexual harassment prevention and response training in compliance with the requirements of NAO 202-1106, Section 5, Prevention Training and Awareness, as part of their initial in-processing and on an annual basis thereafter. The initial training shall be completed within 30 business days contract award or the date a contractor employee is assigned to perform under the contract, as applicable.

Evidence of initial training by name and date completed for each contractor employee, shall be submitted to the COR or contracting officer (if no COR assigned) within 10 business days of completion.

Evidence of annual training by name and date completed for each contractor employee shall be submitted to the COR or contracting officer (if no COR assigned) no later than March 1st of each calendar year of contract performance.

7.

The mandatory sexual assault and sexual harassment training provided by the contractor shall include the required elements set forth by NOAA’s Workplace Violence Program Manager. A link to the website including the required elements of the training is provided at: https://www.noaa.gov/organization/acquisition-grants/noaa-workplace-harassment-training-forcontractors-and-financial. The website will also provide training materials and resources to assist the contractor in conducting the training. The contractor may provide training that solely addresses the NOAA required elements or may supplement existing company sexual assault and sexual harassment training in a manner that ensures all of the elements are adequately addressed. The website will also provide training materials and resources to assist the contractor in conducting the training. The contractor may provide training that solely addresses the NOAA required elements or may supplement existing company sexual assault and sexual harassment training in a manner that ensures all of the elements are adequately addressed.

8.	The required elements of the training and resources available to the contractor for the training may be updated by NOAA periodically. The contractor is responsible for monitoring the website and incorporating any changes to the NOAA required elements into the contractor provided training.

9.	NOAA’s Workplace Violence Program Manager, COR, or CO may periodically review the contractor’s training outline to ensure all required elements are included and, if necessary, any appropriate adjustments are made to the training by the contractor.

10.	Contractor employees performing on assignments in a remote location, such as at a field camp or other isolated locations, are subject to receiving the same briefing on the parameters of the order provided to NOAA employees as set forth in Section 6 of NAO 202-1106.

11.	The contractor shall provide a copy of this solicitation and contract language and NAO 202-1106 to contractor employees.

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CONTRACT TERMS AND CONDITIONS

(c) Sexual Assault/Sexual Harassment (SASH) Helpline.

For NOAA employees, affiliates, and contractors who have experienced sexual assault or sexual harassment, NOAA has established the NOAA Sexual Assault/Sexual Harassment (SASH) helpline. This helpline is designed to provide crisis intervention, referrals, and emotional support to those who are victims and/or survivors of sexual harassment or sexual assault within the workplace. Contractor employees may use the helpline to receive live, confidential, one-on-one support in an occurrence of sexual harassment or assault by a Federal Government employee. All services are anonymous, secure, and available worldwide, 24 hours a day, seven days a week. The NOAA SASH helpline is accessible through a variety of channels, including:

●	Phone: 1-866-288-6558

●	Website & Online Chat: http://NOAASASHHelpline.org

●	Mobile App: NOAA SASH Helpline (available via iOS and Android App Stores)

●	Text: (202) 335-0265

(d) Confidentiality.

Any party receiving information from the filing of a complaint alleging sexual assault or sexual harassment, or while performing an investigation into such a complaint, shall keep the information confidential. “Confidentiality” means that the information shall only be shared with others who have a need to know the information to conduct their official duties.

(e) Remedies.

In addition to other remedies available to the Government, contractor employee violations of Federal requirements (e.g., law, statutes, executive orders, code, rules, regulations) applicable to sexual assault and sexual harassment and/or failure to complete the mandatory training set forth in this solicitation and contract language, may result in:

1.	Requiring the Contractor to remove a contractor employee or employees from the performance of the contract;

2.	Requiring the Contractor to terminate a subcontract;

3.	Suspension of contract payments until the Contractor has taken appropriate remedial action;

4.	Termination of the contract for default or cause, in accordance with the termination clause of this contract;

5.	Suspension or debarment; or 6. Other appropriate action.

(End of clause)

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CONTRACT TERMS AND CONDITIONS

O.	NAM 1330-52.232-72 NOAA TRANSITION TO THE INVOICE PROCESSING PLATFORM ELECTRONIC INVOICING SYSTEM (FEB 2023)

Beginning October 1, 2023, when NOAA implements the Department of Commerce Business Applications Solution, the Contractor must submit payment requests electronically through the U.S. Department of the Treasury’s Invoice Processing Platform (the IPP) System. The Contractor must use the IPP website to register, access, and submit payment requests. The IPP website address is https://www.ipp.gov.

“Payment request” means any request for contract financing payment or invoice payment to the Contractor. To be considered proper, invoices must be prepared in accordance with, and contain all elements specified in, the contract payment clause (e.g., FAR 52.212-4(g), FAR 52.232-25(a)(3), FAR 52.232-26(a)(2), FAR 52.232-27(a)(2)). All supporting documents required by the Contracting Officer must be included as attachments to payment requests submitted through the IPP.

If the Contractor is unable to comply with the requirement to submit payment requests through the IPP due to a threat to national security; a matter of unusual or compelling urgency; or because the political, financial, or communications infrastructure of a foreign country does not support access to the IPP, the Contractor must request an exception in writing. Contact the Contracting Officer for more information about requesting an exception.

P.	NAM 1330-52.235-70 COMPLIANCE WITH U.S. DEPARTMENT OF COMMERCE AND OTHER EXPORT CONTROL REGULATIONS (MAY 2006)

(a) In performing this contract, the contractor may engage in activities — such as transfers or releases of items, technology, software, or source code — that are subject to U.S. export controls, including, but not limited to, those contained in the DOC EAR, 15 C.F.R. Parts 730-774, and administered by the Bureau of Industry and Security. The contractor is responsible for compliance with U.S. export controls and associated licensing requirements that may attach to an export or “deemed export,” as defined in Paragraph (b)(1) of this Section. The contractor shall establish and maintain, throughout the period of contract performance, effective export control compliance procedures covering all contractor employees and all of the contractor’s non-NOAA facilities where the contract shall be performed. Failure to establish, maintain, or adhere to such compliance procedures shall constitute grounds for default termination under this contract as well as a breach of contract by the contractor.

(b) Definitions.

1.	“Deemed export.” The EAR defines a deemed export as any release of technology or source code subject to the EAR to a foreign national, in the United States. Such release is “deemed” to be an export to the home country of the foreign national. 15 C.F.R § 734.2(b)(2)(ii).

2.	“E xport-controlled information and technology.” Export-controlled information and technology is information and technology subject to the EAR (15 C.F.R.§ 730 et seq.) or the ITARs, 22 C.F.R. §§ 120-130 (ITAR), administered by the Department of State. This category includes, but is not limited to, dual-use items, defense articles, and any related assistance, services, software, source code, or technical data, as defined in the EAR and ITAR.

(c) The contractor shall prevent unauthorized access by foreign nationals to all export-controlled information and technology that it possesses or that comes into its possession in performance of this contract, to ensure that access by a foreign national is restricted, or licensed, as required by applicable Federal laws, Executive Orders, and/or regulations. If access to EAR or ITAR-controlled technology is required by a foreign national, the contractor must obtain appropriate authorization.

(d) Nothing in the terms of this contract is intended to change, supersede, or waive any of the requirements of applicable Federal laws, Executive Orders, or regulations.

(e) The contractor shall include this solicitation and contract language, including this paragraph (e), in all subcontracts under this contract.

(End of solicitation and contract language)

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CONTRACT TERMS AND CONDITIONS

Q.	NAM 1330-52.237-70 CONTRACTOR COMMUNICATIONS

(a)	A contractor employee shall be identified both by the individual’s name and the contractor’s name when:

1.	Included in NOAA’s locator, and

2.	When submitting any type of electronic correspondence to any NOAA employee or stakeholder.

(b)	Any written correspondence from a contractor or any contractor employee shall be printed on company/organization letterhead or otherwise clearly identify the sender as an employee of the company or organization and shall identify the contract number.

(c)	Contractors and/or contractor employees shall clearly identify themselves as such in any verbal communications, whether in informal discussion or a formal meeting. (End of clause)

R.	NAM 1330-52.237-71 NOAA GOVERNMENT-CONTRACTOR RELATIONS – NON- PERSONAL SERVICES CONTRACT (SEPT 2017)

(a)	The Government and the Contractor understand and agree that the services to be delivered under this contract by the Contractor to the Government are non-personal services as defined in FAR Part 37, Service Contracting, and the parties recognize and agree that no employer-employee relationship exists or will exist under the contract between the Government and the Contractor’s personnel. It is, therefore, in the best interest of the Government to afford both parties an understanding of their respective obligations.

(b)	Contractor personnel under this contract shall not:

1.	Be placed in a position where they are under relatively continuous supervision and control of a Government employee.

2.	Be placed in a position of command, supervision, administration, or control over Government personnel or over personnel of other Contractors performing under other NOAA contracts.

(c)	The services to be performed under this contract do not require the Contractor or the Contractor’s personnel to exercise personal judgement and discretion on behalf of the Government. Rather, the Contractor’s personnel will act and exercise personal judgement and discretion on behalf of the Contractor.

(d)	Rules, regulations, directives, and requirements that are issued by the Department of Commerce and NOAA under its responsibility for good order, administration, and security are applicable to all personnel who enter the Government installation and facilities, who are provided access to Government systems, or who travel on Government transportation. This is not to be construed or interpreted to establish any degree of Government control that is inconsistent with a non-personal services contract.

(e)	Both parties are responsible for monitoring contract activities for indications of improper employee- employer relationships during performance. In the event a situation or occurrence takes place inconsistent with this contract language, the following applies:

1.	The Contractor shall notify the Contracting Officer in writing within 5 business days from the date of any situation or occurrence where the Contractor considers specific contract activity to be inconsistent with the intent of this contract language. The notice must include the date, nature and circumstance of the situation or occurrence, the name, function and activity of each Government employee or Contractor employee involved or knowledgeable about the situation or occurrence, provide any documents or the substance of any oral communications related to the activity, and an estimated date by which the Government is recommended to respond to the notice in order to minimize cost, delay, or disruption of performance.

2.	The Contracting Officer will review the information provided by the Contractor, obtain additional information (if needed), and respond in writing as soon as practicable after receipt of the notification from the Contractor. The Contracting Officer’s response will provide a decision on whether the Contracting Officer determines the situation or occurrence to be inconsistent with the intent of this contract language and, if deemed necessary, will specify any corrective action(s) to be taken in order to resolve the issue.

(End of clause)

SECTION II

CONTRACT TERMS AND CONDITIONS

S.	NAM 1330-52.237-72 CONTRACTOR ACCESS TO NOAA FACILITIES (SEPT 2017)

(a)

1.	The performance of this contract requires employees of the prime contractor or its subcontractors, affiliates, consultants, or team members (“contractor employees”) to have access to and to the extent authorized, mobility within, a NOAA facility.

2.	NOAA may close and or otherwise deny contractor employees access to a NOAA facility for a portion of a business day or longer for various reasons including, but not limited, to the following events:

i.	Federal public holidays for federal employees in accordance with 5 U.S.C. 6103;

ii.	Fires, floods, earthquakes, and unusually severe weather, including but not limited to snow storms, tornadoes, and hurricanes;

iii.	Occupational safety or health hazards;

iv.	Lapse in Appropriations; or

v.	Federal Statute, Executive Order, Presidential Proclamation, or any other unforeseen reason.

3.	In such events, the contractor employees may be denied access to a NOAA facility that is ordinarily available for the contractor to perform work or make delivery, as required by the contract.

(b) In all instances where contractors are denied access or required to vacate a NOAA facility, in part or in whole, the contractor shall be responsible to ensure contractor personnel working under the contract comply. If the circumstances permit, the contracting officer will provide direction to the contractor, either directly or through the Contracting Officer’s Representative (COR), which could include continuing on- site performance during the NOAA facility closure period; however, if Government oversight is required and is not available, on-site performance shall not be allowed. In the absence of such direction, the contractor shall exercise sound judgment to minimize unnecessary contract costs and performance impacts, for example, performing required work off- site if possible or reassigning personnel to other activities if appropriate.

(c) The contractor shall be responsible for monitoring the Office of Personnel Management at www.opm.gov, the local radio, television stations, NOAA web sites, and other communication channels. Once the facility is accessible, the contractor shall resume contract performance as required by the contract.

SECTION II

CONTRACT TERMS AND CONDITIONS

(d) For the period that NOAA facilities were not accessible to contractors who required access in order to perform the services, the contracting officer may—

1.	Adjust the contract performance or delivery schedule for a period equivalent to the period the NOAA facility was not accessible;

2.	Forego the work; or

3.	Reschedule the work by mutual agreement of the parties.

(e) Notification procedures of a NOAA facility closure, including contractor denial of access, are as follows:

1.	The contractor shall be responsible for notification of its employees of the NOAA facility closure to include denial of access to the NOAA facility. The dismissal of NOAA employees in accordance with statute and regulations providing for such dismissals shall not, in itself, equate to a NOAA facility closure in which contractors are denied access. Moreover, the leave status of NOAA employees shall not be conveyed or imputed to contractor personnel. Accordingly, unless a NOAA facility is closed and the contractor is denied access to the facility, the contractor shall continue performance in accordance with the contract.

2.	Access to Government facilities and resources, including equipment and systems, will be limited and personnel necessary to administer contract performance may not be available. Generally, supply and service contracts that are funded beyond the date of the lapse in appropriation and do not require access to Government facilities, active administration by Government personnel or the use of government resources in a manner that would cause the government to incur additional obligations during the lapse in appropriation may continue. If a delivery date for a contract falls during the period of a lapse in appropriations, Government personnel may not be available to receive delivery. Contractors are directed to consult with a contracting officer before attempting to make a delivery. Contracting officers will be available throughout the lapse in appropriation period to provide guidance.

Once OMB guidance is given, CORs, in consultation with the contracting officer, will notify those contractors that are deemed by the Program Office to be performing excepted work and identify the contractor personnel requiring access to NOAA facilities. CORs will also coordinate with directly with facility management or physical security personnel at respective locations to ensure that the names of contractor personnel requiring access to government facilities during the lapse in appropriations are provided to physical security personnel.

Contractors who are not designated as performing excepted work are not allowed access to Government facilities or to utilize government resources in a manner that would incur any additional obligation of funding on behalf of the government during the lapse in appropriation.

3.	Unless otherwise specified within the contract award, contractors requiring access to NOAA facilities outside normal business hours or outside the normal workweek shall submit a written request in writing through the COR to the contracting officer. The written request shall provide justification supporting the required access and be submitted 48 hours before access to the NOAA facility is needed.

(End of clause)

SECTION II

CONTRACT TERMS AND CONDITIONS

T.	NAM 1330-52.243-70 REQUESTS FOR EQUITABLE ADJUSTMENT (OCT 2017)

(a) The amount of any request for equitable adjustment to contract terms shall accurately reflect the contract adjustment for which the contractor believes the Government is liable. The request shall include only costs for performing the change. All indirect costs included in the request shall be properly allocable to the change in accordance with applicable acquisition regulations.

(b) Any request for equitable adjustment to contract terms that exceeds the simplified acquisition threshold shall bear, at the time of submission, the following certificate executed by an individual authorized to certify the request on behalf of the contractor:

I certify that the request is made in good faith, and that the supporting data are accurate and complete to the best of my knowledge and belief.

(Official’s Name)

(Title)

(c) The certification in paragraph (b) of this solicitation and contract language requires full disclosure of all relevant facts, including:

Certified cost or pricing data, if required, in accordance with subsection 15.403-4 of the Federal Acquisition Regulation (FAR); and

Data other than certified cost or pricing data, in accordance with subsection 15.403-3 of the FAR, including actual cost data and data to support any estimated costs, even if certified cost or pricing data are not required.

(d) The certification requirement in paragraph (b) of this solicitation and contract language does not apply to:

Requests for routine contract payments; for example, requests for payment for accepted supplies and services, routine vouchers under a cost-reimbursement type contract, or progress payment invoices; or

Final adjustments under an incentive provision of the contract.

(End of clause)

U.	NAM 1330-52.270-304 NOAA ACQUISITION AND GRANTS OFFICE OMBUDSMAN (OCT 2016)

(a) The NOAA Acquisition and Grants Office (AGO) Ombudsman is available to organizations to promote responsible and meaningful exchanges of information. Generally, the purpose of these exchanges will be to:

1.	Allow contractors to better prepare for and propose on business opportunities.

2.	Advise as to technologies and solutions within the marketplace that the Government may not be aware of, or is not fully benefiting.

3.	Identify constraints in transparency.

(b) The AGO Ombudsman will objectively, reasonably, and responsibly collaborate with parties and recommend fair, impartial, and constructive solutions to the matters presented to him/her. Further, the AGO Ombudsman will maintain the reasonable and responsible confidentiality of the source of a concern, when such a request has been formally made by an authorized officer of an organization seeking to do business with, or already doing business with NOAA.

(c) Before consulting with the AGO Ombudsman, interested parties must first address their concerns, issues, disagreements, and/or recommendations with the respective contracting officer for resolution. However, direct access to the AGO Ombudsman may be sought when an interested party questions the objectivity or equity of a contracting officer’s decision, or when there is a bona fide reason to believe that reasonable, responsible, and objective consideration will not be received from an assigned contracting officer.

SECTION II

CONTRACT TERMS AND CONDITIONS

(d) There are several constraints to the scope of the AGO Ombudsman’s authority, for instance:

1.	Consulting with the AGO Ombudsman does not alter or postpone the timelines of any formal process (e.g., protests, claims, debriefings, employee employer actions, activities involving A76 competition performance decisions, judicial or congressional hearings, or proposal, amendment, modification or deliverable due dates).

2.	The AGO Ombudsman cannot participate in the evaluation of proposals, source selection processes, or the adjudication of protests or formal contract disputes.

3.	The AGO Ombudsman is not authorized to generate or alter laws, judicial decisions, rules, policies, or formal guidance.

4.	The AGO Ombudsman is not authorized to develop or alter opportunity announcements, solicitations, contracts, or their terms or conditions.

5.	The AGO Ombudsman cannot overrule the authorized decisions or determinations of the contracting officer.

6.	The AGO Ombudsman has no authority to render a decision that binds AGO, NOAA, the Department of Commerce, or the U.S. Government.

7.	The AGO Ombudsman is not NOAA’s agent relative to the service of magistrate or judicial process and cannot be used to extend service of process to another party (whether federal, public, or a private entity).

(e) After review and analysis of a filed concern or recommendation, the AGO Ombudsman may refer the interested party to another more suitable Federal official for consideration. Moreover, concerns, disagreements, and/or recommendations that cannot be resolved by the AGO Ombudsman will need to be pursued through more formal venues.

(f) The AGO Ombudsman is not to be contacted to request copies of forms and/or documents under the purview of a contracting officer. Such documents include Requests for Information, solicitations, amendments, contracts, modifications, or conference materials.

(g) Questions regarding items (a) through (f) within this language shall be directed to NOAA AGO Ombudsman, at ago.ombudsman@noaa.gov.

(End of clause)

END OF ADDENDUM TO FAR 52.212-4 CONTRACT TERMS AND CONDITIONS – COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES (DEC 2022)

SECTION II

CONTRACT TERMS AND CONDITIONS

V.	FAR 52.212-5 CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS — COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES (JUN 2023)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

(1) 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(2) 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (NOV 2021) (Section 1634 of Pub. L. 115-91).

(3) 52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (NOV 2021) (Section 889(a)(1)(A) of Pub. L. 115-232).

(4) 52.209-10, Prohibition on Contracting with Inverted Domestic Corporations (NOV 2015).

(5) 52.232-40, Providing Accelerated Payments to Small Business Subcontractors (MAR 2023) ( 31 U.S.C. 3903 and 10 U.S.C. 3801).

(6) 52.233-3, Protest After Award (AUG 1996) ( 31 U.S.C. 3553).

(7) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Public Laws 108-77 and 108-78 ( 19 U.S.C. 3805 note)).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

X (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (JUN 2020), with Alternate I (NOV 2021) ( 41 U.S.C. 4704 and 10 U.S.C. 4655).

X (2) 52.203-13, Contractor Code of Business Ethics and Conduct (NOV 2021) ( 41 U.S.C. 3509)).

__ (3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (JUN 2010) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.)

__ (4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (JUN 2020) (Pub. L. 109-282) ( 31 U.S.C. 6101 note).

__ (5) [Reserved].

__ (6) 52.204-14, Service Contract Reporting Requirements (OCT 2016) (Pub. L. 111-117, section 743 of Div. C).

__ (7) 52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (OCT 2016) (Pub. L. 111-117, section 743 of Div. C).

__ (8) 52.204-27, Prohibition on a ByteDance Covered Application (JUN 2023) (Section 102 of Division R of Pub. L. 117-328).

X (9) 52.209-6, Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment. (NOV 2021) ( 31 U.S.C. 6101 note).

X (10) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (OCT 2018) ( 41 U.S.C. 2313).

__ (11) [Reserved].

__ (12) 52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (OCT 2022) ( 15 U.S.C. 657a).

__ (13) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (OCT 2022) (if the offeror elects to waive the preference, it shall so indicate in its offer) ( 15 U.S.C. 657a).

__ (14) [Reserved]

X (15)

(i) 52.219-6, Notice of Total Small Business Set-Aside (NOV 2020) ( 15 U.S.C. 644).

__ (ii) Alternate I (MAR 2020) of 52.219-6.

__ (16)

(i) 52.219-7, Notice of Partial Small Business Set-Aside (NOV 2020) ( 15 U.S.C. 644).

__ (ii) Alternate I (MAR 2020) of 52.219-7.

X (17) 52.219-8, Utilization of Small Business Concerns (OCT 2022) ( 15 U.S.C. 637(d)(2) and (3)).

__ (18)

(i) 52.219-9, Small Business Subcontracting Plan (OCT 2022) ( 15 U.S.C. 637(d)(4)).

__ (ii) Alternate I (NOV 2016) of 52.219-9.

__ (iii) Alternate II (NOV 2016) of 52.219-9.

__ (iv) Alternate III (JUN 2020) of 52.219-9.

__ (v) Alternate IV (SEP 2021) of 52.219-9.

SECTION II

CONTRACT TERMS AND CONDITIONS

X (19)

(i) 52.219-13, Notice of Set-Aside of Orders (MAR 2020) ( 15 U.S.C. 644(r)).

__ (ii) Alternate I (MAR 2020) of 52.219-13.

__ (20) 52.219-14, Limitations on Subcontracting (OCT 2022) ( 15 U.S.C. 637s).

__ (21) 52.219-16, Liquidated Damages—Subcontracting Plan (SEP 2021) ( 15 U.S.C. 637(d)(4)(F)(i)).

__ (22) 52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (OCT 2022) ( 15 U.S.C. 657f).

X (23)

(i) 52.219-28, Post Award Small Business Program Rerepresentation (MAR 2023)( 15 U.S.C. 632(a)(2)).

__ (ii) Alternate I (MAR 2020) of 52.219-28.

__ (24) 52.219-29, Notice of Set-Aside for, or Sole-Source Award to, Economically Disadvantaged WomenOwned Small Business Concerns (OCT 2022) ( 15 U.S.C. 637(m)).

__ (25) 52.219-30, Notice of Set-Aside for, or Sole-Source Award to, Women-Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program (OCT 2022) ( 15 U.S.C. 637(m)).

__ (26) 52.219-32, Orders Issued Directly Under Small Business Reserves (MAR 2020) ( 15 U.S.C. 644(r)).

__ (27) 52.219-33, Nonmanufacturer Rule (SEP 2021) ( 15U.S.C. 637(a)(17)).

X (28) 52.222-3, Convict Labor (JUN 2003) (E.O.11755).

__ (29) 52.222-19, Child Labor-Cooperation with Authorities and Remedies (DEC 2022) (E.O.13126).

__ (30) 52.222-21, Prohibition of Segregated Facilities (APR 2015).

__ (31)

(i) 52.222-26, Equal Opportunity (SEP 2016) (E.O.11246).

__ (ii) Alternate I (FEB 1999) of 52.222-26.

X (32)

(i) 52.222-35, Equal Opportunity for Veterans (JUN 2020) ( 38 U.S.C. 4212).

__ (ii) Alternate I (JUL 2014) of 52.222-35.

X (33)

(i) 52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020) ( 29 U.S.C. 793).

__ (ii) Alternate I (JUL 2014) of 52.222-36.

__ (34) 52.222-37, Employment Reports on Veterans (JUN 2020) ( 38 U.S.C. 4212).

X (35) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496).

X (36)

(i) 52.222-50, Combating Trafficking in Persons (NOV 2021) ( 22 U.S.C. chapter 78 and E.O. 13627).

__ (ii) Alternate I (MAR 2015) of 52.222-50 ( 22 U.S.C. chapter 78 and E.O. 13627).

__ X (37) 52.222-54, Employment Eligibility Verification (MAY 2022) (Executive Order 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial products or commercial services as prescribed in FAR 22.1803.)

__ (38)

(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA–Designated Items (May 2008) ( 42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.) __

(ii) Alternate I (MAY 2008) of 52.223-9 ( 42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

__ (39) 52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (Jun 2016) (E.O. 13693).

__ (40) 52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (JUN 2016) (E.O. 13693).

__ (41)

(i) 52.223-13, Acquisition of EPEAT®-Registered Imaging Equipment (JUN 2014) (E.O.s 13423 and 13514).

__ (ii) Alternate I (OCT 2015) of 52.223-13.

SECTION II

CONTRACT TERMS AND CONDITIONS

__ (42)

(i) 52.223-14, Acquisition of EPEAT®-Registered Televisions (JUN 2014) (E.O.s 13423 and 13514).

__ (ii) Alternate I (Jun2014) of 52.223-14.

__ (43) 52.223-15, Energy Efficiency in Energy-Consuming Products (MAY 2020) ( 42 U.S.C. 8259b).

__ (44)

(i) 52.223-16, Acquisition of EPEAT®-Registered Personal Computer Products (OCT 2015) (E.O.s 13423 and 13514).

__ (ii) Alternate I (JUN 2014) of 52.223-16.

X (45) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging While Driving (JUN 2020) (E.O. 13513).

__ (46) 52.223-20, Aerosols (JUN 2016) (E.O. 13693).

__ (47) 52.223-21, Foams (Jun2016) (E.O. 13693).

__ (48)

(i) 52.224-3 Privacy Training (JAN 2017) (5 U.S.C. 552 a).

__ (ii) Alternate I (JAN 2017) of 52.224-3.

__ (49)

(i) 52.225-1, Buy American-Supplies (OCT 2022) ( 41 U.S.C. chapter 83).

__ (ii) Alternate I (OCT 2022) of 52.225-1.

__ (50)

(i) 52.225-3, Buy American-Free Trade Agreements-Israeli Trade Act (DEC 2022) ( 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19 U.S.C. 4001 note, 19 U.S.C. chapter 29 (sections 4501-4732), Public Law 103-182, 108-77, 108-78, 108-286, 108-302, 109-53, 109-169, 109-283, 110-138, 112-41, 112-42, and 112-43.

__ (ii) Alternate I [Reserved].

__ (iii) Alternate II (DEC 2022) of 52.225-3.

__ (iv) Alternate III (JAN 2021) of 52.225-3.

__ (v) Alternate IV (Oct 2022) of 52.225-3.

__ (51) 52.225-5, Trade Agreements (DEC 2022) ( 19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

X (52) 52.225-13, Restrictions on Certain Foreign Purchases (FEB 2021) (E.O.’s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

__ (53) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).

__ (54) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) ( 42 U.S.C. 5150).

__ (55) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov2007) ( 42 U.S.C. 5150).

__ (56) 52.229-12, Tax on Certain Foreign Procurements (FEB 2021).

__ (57) 52.232-29, Terms for Financing of Purchases of Commercial Products and Commercial Services (NOV 2021) ( 41 U.S.C. 4505, 10 U.S.C. 3805).

__ (58) 52.232-30, Installment Payments for Commercial Products and Commercial Services (NOV 2021) ( 41 U.S.C. 4505, 10 U.S.C. 3805).

X (59) 52.232-33, Payment by Electronic Funds Transfer-System for Award Management (OCT2018) ( 31 U.S.C. 3332).

__ (60) 52.232-34, Payment by Electronic Funds Transfer-Other than System for Award Management (Jul 2013) ( 31 U.S.C. 3332).

__ (61) 52.232-36, Payment by Third Party (MAY 2014) ( 31 U.S.C. 3332).

__ (62) 52.239-1, Privacy or Security Safeguards (AUG 1996) ( 5 U.S.C. 552a).

X (63) 52.242-5, Payments to Small Business Subcontractors (JAN 2017) ( 15 U.S.C. 637(d)(13)).

SECTION II

CONTRACT TERMS AND CONDITIONS

__ (64)

(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (NOV 2021) ( 46 U.S.C. 55305 and 10 U.S.C. 2631).

__ (ii) Alternate I (APR 2003) of 52.247-64.

__ (iii) Alternate II (NOV 2021) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:

__ (1) 52.222-41, Service Contract Labor Standards (AUG 2018) ( 41 U.S.C. chapter67).

__ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (MAY 2014) ( 29 U.S.C. 206 and 41 U.S.C. chapter 67).

__ (3) 52.222-43, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (Multiple Year and Option Contracts) (AUG 2018) ( 29 U.S.C. 206 and 41 U.S.C. chapter 67).

__ (4) 52.222-44, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (May 2014) ( 29U.S.C.206 and 41 U.S.C. chapter 67).

__ (5) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) ( 41 U.S.C. chapter 67).

X (6) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (MAY 2014) ( 41 U.S.C. chapter 67).

__ (7) 52.222-55, Minimum Wages for Contractor Workers Under Executive Order 14026 (JAN 2022).

__ (8) 52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2022) (E.O. 13706).

__ (9) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (Jun 2020) ( 42 U.S.C. 1792).

(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, as defined in FAR 2.101, on the date of award of this contract, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)

(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(1), in a subcontract for commercial products or commercial services. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause-

(i) 52.203-13, Contractor Code of Business Ethics and Conduct (NOV 2021) ( 41 U.S.C. 3509).

(ii) 52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(iii) 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (NOV 2021) (Section 1634 of Pub. L. 115-91).

(iv) 52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (NOV 2021) (Section 889(a)(1)(A) of Pub. L. 115-232).

SECTION II

CONTRACT TERMS AND CONDITIONS

(v) 52.204-27, Prohibition on a ByteDance Covered Application (JUN 2023) (Section 102 of Division R of Pub. L. 117-328).

(vi) 52.219-8, Utilization of Small Business Concerns (OCT 2022) ( 15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(vii) 52.222-21, Prohibition of Segregated Facilities (APR 2015).

(viii) 52.222-26, Equal Opportunity (SEP 2015) (E.O.11246).

(ix) 52.222-35, Equal Opportunity for Veterans (JUN 2020) ( 38 U.S.C. 4212).

(x) 52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020) ( 29 U.S.C. 793).

(xi) 52.222-37, Employment Reports on Veterans (JUN 2020) ( 38 U.S.C. 4212).

(xii) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(xiii) 52.222-41, Service Contract Labor Standards (AUG 2018) ( 41 U.S.C. chapter 67).

(xiv)

(A) 52.222-50, Combating Trafficking in Persons (NOV 2021) ( 22 U.S.C. chapter 78 and E.O 13627).

(B) Alternate I (MAR 2015) of 52.222-50 ( 22 U.S.C. chapter 78 and E.O. 13627).

(xv) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) ( 41 U.S.C. chapter 67).

(xvi) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (MAY 2014) ( 41 U.S.C. chapter 67).

(xvii) 52.222-54, Employment Eligibility Verification (MAY 2022) (E.O. 12989).

(xviii) 52.222-55, Minimum Wages for Contractor Workers Under Executive Order 14026 (JAN 2022).

(xix) 52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2022) (E.O. 13706).

(xx)

(A) 52.224-3, Privacy Training (Jan 2017) ( 5 U.S.C. 552a).

(B) Alternate I (JAN 2017) of 52.224-3.

(xxi) 52.225-26, Contractors Performing Private Security Functions Outside the United States (OCT 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).

(xxii) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (JUN 2020) ( 42 U.S.C. 1792).

Flow down required in accordance with paragraph (e) of FAR clause 52.226-6.

(xxiii) 52.232-40, Providing Accelerated Payments to Small Business Subcontractors (Mar 2023) ( 31 U.S.C. 3903 and 10 U.S.C. 3801). Flow down required in accordance with paragraph (c) of 52.232-40.

(xxiv) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (NOV 2021) ( 46 U.S.C. 55305 and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the Contractor may include in its subcontracts for commercial products and commercial services a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

Attachments:

1) Attachment A- Statement of Work (SOW)

2) Attachment B- Schedule of Items and Prices

SCHEDULE Continued
ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001

The Contractor shall furnish all personnel, material,supplies, equipment, transportation, and facilities (except as otherwise specified), to provide Office of Marine and Aviation Operations OMAO, Uncrewed Systems Operations Center (UxSOC), Uncrewed Maritime Systems (UMS) for Ocean Exploration and Characterization as provided in Attachment A-Statement of Work and Attachment B-Schedule of Items and Prices.

Ordering Period: 36 months (September 1, 2023-August 31, 2026)

The Minimum Guarantee of $*** is provided at time of award.

Maximum value of $*** to be shared between the five (5) Multiple Award IDIQ contract holders.

Accounting and Appropriation Data:

14.23.X8A4XDS.PSA.1123.100401000. 0802000300000000.25272517.000000

Cost Applied: $***

		1.00	LO	***	***

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